WEB-ADNET.COM, INC.
                               Balance Sheet
                           As of March 31, 2000


                                      March 31, 2000
ASSETS
Current Assets
Checking/Savings
SCNB - Checking                       252,903.12
Total Checking/Savings                252,903.12
Total Current Assets                  252,903.12

Fixed Assets
Furniture & Equipment - Development   25,169.25
Total Fixed Assets                    25,169.25
Other Assets
Deposits - Development                1,800.00
Employee Advances                     2,000.00
SECURITY DEPOSIT - MARKETING          68,175.00
Total Other Assets                    71,975.00
TOTAL ASSETS                          350,047.37
LIABILITIES & EQUITY
Equity                                400,000.00
Net Income                            (49,952.63)
Total Equity                          350,047.37
TOTAL LIABILITIES & EQUITY            350,047.37

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                            WEB-ADNET.COM, INC.
                               Profit & Loss
                                March 2000

                                      March '00
Income                                0.00
Expense
Building Maint. - Development         838.24
Commission Fees                       12,500.00
MEDICAL INSURANCE                     1,984.78
Office Supplies - Development         1,185.02
Payroll - Development                 22,942.00
Payroll FICA - Development            1,755.06
Payroll Unemployment - Development    978.02
RENT - MARKETING                      5,864.31
Rent - Development                    1,800.00
Travel & Entertainment - Dev.         104.42
Total Expense                         49,952.63
Net Income                            49,952.63